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                                                                   EXHIBIT 10.19

                            PROMISSORY NOTE ("Note")

$1,250,000                                                      November 4, 1996

      For value received StreamLogic Software Corporation, a Delaware corporation ("Payor"), promises to pay to FWB Software, LLC, or order, ("Holder") the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) with interest on the outstanding principal amount at a rate equal to 10.25% per annum, compounded daily, in accordance with terms of this Note. All payments of interest and principal shall be in lawful money of the United States of America.

      1. This Note is secured by a Security Agreement by and between Payor and Holder dated November 4, 1996.

      2. The outstanding principal balance of this Note shall be due and payable in eight quarterly installments of One Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($156,250), with the first payment of principal due on February 1, 1996, and the subsequent seven (7) payments due on the first day of each third month thereafter (each, a "Payment Date"). All unpaid interest on this Note accrued as of a Payment Date shall be due and payable on such Payment Date.

      3. If a default occurs in any payment under this Note or in the performance of any of the agreements in the Security Agreement securing this Note, the entire principal sum and accrued interest will at once become due and payable, without notice, at the option of the Holder. Any amount due and payable hereunder that is not received by Holder when due shall accrue interest thereafter at a rate of 14.25% per annum, compounded daily.

      4. Payor shall have the right to prepay all or any portion of the unpaid principal balance of this Note, together with accrued interest thereon, on all or any portion of the accrued interest on this Note at any time without any prepayment charge.

      5. In the event of any default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

      6. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

      7. The terms of this Note shall be construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof.

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      8.  Notwithstanding any other term or provision of this Note, the rate of interest payable with respect to this Note shall not exceed the maximum permissible rate under applicable law, and any payments in excess of such rate shall be deemed to be prepayments of principal and not payments of interest.

                                            STREAMLOGIC SOFTWARE CORPORATION

                                            By /s/ J. Larry Smart
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                                            Its:
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      StreamLogic Corporation, a Delaware corporation, hereby guarantees timely payment by Payor in full of all principal and interest under this Note.

                                            STREAMLOGIC CORPORATION

                                            By /s/ J. Larry Smart
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                                            Its:
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